EXHIBIT 99.3

REVOCABLE PROXY

Seaway Food Town, Inc.

Special Meeting of Shareholders

The undersigned hereby appoints Wallace D. Iott, Gary D. Sikkema, and Joel A. Levine, and each of them, of Seaway Food Town, Inc. ("Seaway"), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Seaway that the undersigned is entitled to vote at Seaway's Special Meeting of Shareholders (the "Meeting"), to be held on July 18, 2000, at at the Brandywine Country Club, located at 6904 Salisbury Road, Maumee, Ohio, at 10:00 a.m., local time, and any and all adjournments and postponements thereof, as follows:

1.

Adoption of the Agreement and Plan of Merger, dated as of April 6, 2000 (the "Merger Agreement"), between Seaway Food Town, Inc., Spartan Stores, Inc. and Spartan Acquisition Corp. and approval of the transactions contemplated by the Merger Agreement.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The Board of Directors recommends a vote "FOR"adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement.
2.	In their discretion upon such other matters as may properly come before the Meeting.

[ ] For discretionary authority	[ ] Withhold discretionary authority

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Seaway Food Town, Inc.
c/o Corporate Trust Services
Mall Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH 45263

Name Appears

fold and detach here

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF SEAWAY FOOD TOWN, INC.

This proxy may be revoked at any time before it is voted by: (1) filing with the Secretary of Seaway at or before the Meeting a written notice of revocation bearing a later date than this proxy; (2) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Seaway at or before the Meeting; or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Seaway, prior to the execution of this proxy, of a Notice of the Special Meeting and a Prospectus and Joint Proxy Statement.

Name Appears

Date:______________________, 2000

Signature of Shareholder

Signature of Shareholder
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE